UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2012

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 25, 2012, the Company held its Annual Meeting of Stockholders at 10:00 am local time at the Company’s headquarters, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255. The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected four individuals to the Board of Directors as Class I Directors and one Class II Director as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven J. Hilton, Class I	23,224,409	4,426,879	4,096,742
Raymond Oppel, Class I	23,486,030	4,165,258	4,096,742
Richard T. Burke, Sr., Class I	24,507,505	3,143,783	4,096,742
Dana Bradford, Class I	24,507,408	3,143,880	4,096,742
Michael R. Odell, Class II	24,506,803	3,144,485	4,096,742

Proposal No. 2

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the 2012 fiscal year.

Votes For	Votes Against	Abstentions
31,643,319	98,012	6,699

Proposal No. 3

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,177,155	292,972	181,161	4,096,742

Proposal No. 4

The Company’s stockholders approved an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares available for issuance by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,902,870	3,614,289	134,129	4,096,742

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
Larry W. Seay
Executive Vice President and Chief Financial Officer

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